FOR IMMEDIATE RELEASE	Contact: Julie Koenig Loignon
502) 636-4502 (office)
(502) 262-5461 (mobile)
juliek@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS
2006 THIRD-QUARTER RESULTS

LOUISVILLE, Ky. (Nov. 7, 2006) - Churchill Downs Incorporated (NASDAQ: CHDN) (“CDI” or “Company”) today reported results for the third quarter and nine months ended Sept. 30, 2006.

Net revenues from continuing operations for the third quarter were $106.4 million, an increase of 4.6 percent over net revenues from continuing operations of $101.7 million one year earlier. Net earnings from continuing operations for the third quarter were $2.7 million, or $0.20 per diluted share, down 15.6 percent from net earnings from continuing operations of $3.2 million, or $0.23 per diluted share, during the same period in 2005. Results from the third quarter and first nine months of 2006 are outlined in the accompanying tables.

Net revenues from continuing operations for the first nine months of 2006 were $324.7 million, up 3.0 percent from $315.1 million during the first nine months of 2005. Net earnings from continuing operations for the nine months ended Sept. 30, 2006, were $26.9 million, or $1.97 per diluted share, up 56.4 percent from $17.2 million, or $1.27 per diluted share, a year earlier.

During the quarter, CDI completed the sale of Ellis Park, a racetrack in Henderson, Ky., to a company owned by Kentucky businessman Ron Geary. Results from Ellis Park are treated as discontinued operations and detailed as such in the accompanying tables.

Robert L. Evans, who assumed his new role as CDI’s president and chief executive officer on Aug. 14, credited the year-over-year growth in net revenues to the strong performance posted by the Company’s Louisiana Operations. “We remain encouraged by the solid results delivered by our video poker and simulcast-wagering operations in Louisiana, which continue to outperform their pre-Hurricane Katrina business levels,” said Evans. “Repairs to Fair Grounds Race Course are nearing completion, and we look forward to bringing live horse racing back to the New Orleans community when the historic track reopens on Thanksgiving Day.

“All of our operating units showed improvement in the quarter with the exception of Arlington Park, where a high level of on-track horse injuries and the related publicity appeared to depress field sizes, attendance and, in turn, wagering. Multiple independent examinations of the Arlington Park dirt track revealed no causal factors. We are evaluating numerous, significant changes in our racing program and cost structure at Arlington Park to be implemented in time for our 2007 meet.

“In the three months since joining CDI, I have worked with the management team to identify a path for growth for the Company that will involve re-engaging existing customers - and recruiting new fans - by leveraging technological innovations now available to us. In addition, we will pursue alternative gaming opportunities in Louisiana, where we have been authorized to establish a slot machine gaming facility at Fair Grounds, and in other states where such approvals must still be secured. In the coming months, I look forward to briefing investors and other interested parties on the new strategies we intend to pursue.”

A conference call regarding this release is scheduled for Wednesday, Nov. 8, 2006, at 9 a.m. EST. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.earnings.com, or by dialing (719) 457-2695 at least 10 minutes before the appointed time. The online replay will be available at approximately noon EST and continue for two weeks. A two-week telephonic replay will be available two hours after the call ends by dialing (719) 457-0820 and entering 5677934 when prompted for the access code. A copy of this news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”). CDI uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, CDI’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of CDI’s financial results in accordance with GAAP.

Churchill Downs Incorporated, headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. CDI’s five racetracks in Florida, Illinois, Indiana, Kentucky and Louisiana host many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Arlington Million, Princess Rooney Handicap, Louisiana Derby and Indiana Derby. CDI racetracks have hosted seven Breeders’ Cup World Championships. CDI also owns off-track betting facilities and has interests in various television production, telecommunications and racing services companies that support CDI’s network of simulcasting and racing operations. CDI trades on the NASDAQ Global Select Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.
Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this Quarterly Report on Form 10-Q are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,”

“predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices;
the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida and Louisiana racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with Customer Relationship Management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; litigation surrounding the Rosemont, Illinois, riverboat casino; changes in Illinois law that impact revenues of racing operations in Illinois; a decrease in riverboat admissions subsidy revenue from our Indiana operations; the impact of an additional Indiana racetrack and its wagering facilities near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; the loss of our totalisator companies or their inability to provide us assurance of the reliability of their internal control processes through Statement on Auditing Standards No. 70 audits or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel; the impact of natural disasters, including Hurricanes Katrina, Rita and Wilma on our operations and our ability to adjust the casualty losses through our property and business interruption insurance coverage; any business disruption associated with a natural disaster and/or its aftermath; and the volatility of our stock price.

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS
for the three and nine months ended September 30, 2006 and 2005
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net revenues	$106,350	$101,661	$324,684	$315,129
Operating expenses	91,742	88,177	256,010	252,452
Gross profit	14,608	13,484	68,674	62,677
Selling, general and administrative expenses	11,452	10,244	35,018	34,918
Insurance recoveries, net of losses	(1,832)	(1,363)	(12,954)	(1,363)
Operating income	4,988	4,603	46,610	29,122
Other income (expense):
Interest income	272	135	634	296
Interest expense	(526)	(265)	(1,708)	(950)
Unrealized gain on derivative instruments	204	204	612	614
Miscellaneous, net	(92)	715	510	1,308
	(142)	789	48	1,268
Earnings from continuing operations before provision for income taxes	4,846	5,392	46,658	30,390
Provision for income taxes	(2,128)	(2,233)	(19,772)	(13,240)
Net earnings from continuing operations	2,718	3,159	26,886	17,150
Discontinued operations, net of income taxes:
Earnings (loss) from operations	1,832	(1,441)	744	(5,143)
Gain on sale of assets	4,197	69,917	4,197	69,917
Net earnings	$8,747	$71,635	$31,827	$81,924

Net earnings per common share:
Basic
Earnings from continuing operations	$0.20	$0.24	$1.98	$1.28
Discontinued operations	0.44	5.12	0.37	4.86
Net earnings	$0.64	$5.36	$2.35	$6.14

Diluted
Earnings from continuing operations	$0.20	$0.23	$1.97	$1.27
Discontinued operations	0.44	5.07	0.36	4.80
Net earnings	$0.64	$5.30	$2.33	$6.07

Weighted average shares outstanding:
Basic	13,149	12,913	13,116	12,893
Diluted	13,656	13,511	13,635	13,507

    Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three and nine months ended September 30, 2006 and 2005
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net revenues from external customers:
Churchill Downs Racetrack	$8,078	$6,708	$79,980	$75,385
Arlington Park	28,531	33,507	64,175	67,436
Calder Race Course	29,450	28,612	54,603	53,052
Hoosier Park	9,458	9,704	28,801	30,144
Louisiana Operations	15,048	7,474	48,966	38,951
CDSN	14,961	15,065	46,429	49,354
Total racing operations	105,526	101,070	322,954	314,322
Other investments	883	663	1,626	869
Corporate revenues	-	136	162	556
Net revenues from continuing operations	106,409	101,869	324,742	315,747
Discontinued operations	9,175	26,472	10,895	81,487
	$115,584	$128,341	$335,637	$397,234
Intercompany net revenues
Churchill Downs Racetrack	$2,426	$1,960	$19,586	$16,712
Arlington Park	5,453	6,103	8,451	8,714
Calder Race Course	3,807	3,665	6,831	6,646
Hoosier Park	69	27	165	101
Louisiana Operations	-	-	1,402	6,315
Total racing operations	11,755	11,755	36,435	38,488
Other investments	558	571	1,396	1,388
Eliminations	(12,372)	(12,534)	(37,889)	(40,494)
	(59)	(208)	(58)	(618)
Discontinued operations	59	208	58	618
	$-	$-	$-	$-
EBITDA:
Churchill Downs Racetrack	$(3,331)	$(4,657)	$29,338	$27,235
Arlington Park	2,415	8,330	1,219	8,342
Calder Race Course	6,855	5,065	6,306	1,844
Hoosier Park	22	(39)	296	843
Louisiana Operations	1,211	(1,267)	15,572	(1,674)
CDSN	3,833	3,745	11,397	12,062
Total racing operations	11,005	11,177	64,128	48,652
Other investments	471	1,139	1,485	1,695
Corporate expenses	(1,159)	(1,417)	(2,409)	(3,814)
Total EBITDA from continuing operations	10,317	10,899	63,204	46,533
Eliminations	(120)	(183)	(90)	(155)
Depreciation and amortization	(5,097)	(5,194)	(15,382)	(15,334)
Interest income (expense), net	(254)	(130)	(1,074)	(654)
Provision for income taxes	(2,128)	(2,233)	(19,772)	(13,240)
Net earnings from continuing operations	2,718	3,159	26,886	17,150
Discontinued operations, net of income taxes	6,029	68,476	4,941	64,774
Net earnings	$8,747	$71,635	$31,827	$81,924

    Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (in thousands, except share data)

	September 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$24,863	$22,347
Restricted cash	16,721	4,946
Accounts receivable, net	38,268	42,823
Deferred income taxes	3,907	3,949
Income taxes receivable	2,079	697
Other current assets	12,046	6,942
Assets held for sale	-	3,938
Total current assets	97,884	85,642

Other assets	13,120	13,020
Plant and equipment, net	347,544	342,845
Goodwill	53,528	53,528
Other intangible assets, net	17,594	18,130
Total assets	$529,670	$513,165

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23,843	$27,844
Purses payable	26,727	14,195
Accrued expenses	45,356	41,844
Dividends payable	-	6,520
Deferred revenue	14,725	26,216
Liabilities associated with assets held for sale	-	790
Total current liabilities	110,651	117,409

Long-term debt	19,154	33,793
Other liabilities	23,215	21,448
Deferred revenue	18,443	18,614
Deferred income taxes	5,119	5,670
Total liabilities	176,582	196,934

Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	-	-
Common stock, no par value; 50,000 shares authorized; issued: 13,285 shares September 30, 2006 and 13,132 shares December 31, 2005	123,260	121,270
Retained earnings	229,828	198,001
Unearned compensation	-	(3,040)
Total shareholders’ equity	353,088	316,231
Total liabilities and shareholders’ equity	$529,670	$513,165

 Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.